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                         PATRIOT SCIENTIFIC CORPORATION

                                 EXHIBIT 10.4.1

                  LETTER AMENDMENT TO STOCK PURCHASE AGREEMENT


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                  Letter Amendment to Stock Purchase Agreement
                             Dated January 31, 1996


SEA Ltd.
P.O. Box N-918
Nassau, Bahamas

This letter agreement documents our prior oral discussions regarding the extension date on the non-transferable warrant included in the Stock Purchase Agreement dated November 29, 1995. Whereas this warrant was to expire on February 1, 1996, the Board of Directors voted to extend the warrant as outlined herein at its meeting on January 30, 1996.

Item 5. of the Stock Purchase Agreement is hereby amended in its entirety to read as follows "In connection with the above, you are hereby granted a non-transferable Warrant to purchase an additional 500,000 shares at the same price of $.50 per share until the earlier of 30 days after the notice of any registration of the shares in Item 3, if and when effective, or July 10, 1996, but in any event this warrant shall expire on July 10, 1996."

This amendment is executed by the parties as of the date above.


Patriot Scientific Corporation


ELWOOD G. NORRIS
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Elwood G. Norris
President and CEO




SEA Ltd.


E. DAWSON ROBERTS
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President
E. Dawson Roberts
February 1st, 1996


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